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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2002
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	Commission File Number	IRS Employer Identification No.
(State or other Jurisdiction of Incorporation)	000-31257	84-1421844

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        On May 8, 2002, John A. Kelley, Jr., McDATA's President and COO, entered into a Rule 10b5-1 Stock Purchase Plan with Deutsche Bank Alex Brown to purchase $20,000 worth of McDATA Class B Common Stock on each of the following dates: May 29, 2002, June 26, 2002, July 31, 2002, August 28, 2002 and September 25, 2002, for an aggregate total amount of purchases equal to $100,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President of Corporate Services, General Counsel and Secretary

Dated: May 13, 2002

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  Item 5. Other Events
SIGNATURE